[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                 June 29, 1998




The Tocqueville Trust
1675 Broadway
New York, New York   10119

         Re:      The Tocqueville Trust
                  Registration No. 33-8746
                  ------------------------

Gentlemen:

                  We have acted as counsel to The Tocqueville Trust, a Massachusetts business trust (the "Company"), in connection with the public offering of the Company's shares on behalf of its series, The Tocqueville Fund, The Tocqueville International Value Fund, The Tocqueville Small Cap Value Fund, The Tocqueville Government Fund and The Tocqueville Gold Fund, $.01 par value, and on various other securities and general matters.

                  We have reviewed, insofar as they relate or pertain to the Company, the Company's Registration Statement on Form N-lA filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

The Tocqueville Trust
June 29, 1998
Page 2

                  We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Massachusetts is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.

                  Based upon the foregoing, and assuming that the shares have been issued and sold in accordance with the Company's Declaration of Trust and Registration Statement, we are of the opinion that the shares have been duly and validly authorized.

                  We   consent  to  the   filing  of  this   opinion   with  the
Post-Effective Amendment No. 20 under the Investment Company Act of 1940, as amended, to the Registration Statement (Form N-1A No. 33-8746).

                                          Very truly yours,


                                          /s/ Kramer, Levin, Naftalis & Frankel